UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2022

AirSculpt Technologies, Inc.

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-40973 (Commission File Number)	87-1471855 (IRS Employer Identification No.)

400 Alton Road, Unit TH-103M Miami Beach, Florida		33139
(Address of principal executive offices)		(Zip Code)

(786) 709-9690

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, $0.001 par value	AIRS	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 25, 2022, the Board of Directors (the “Board”) of AirSculpt Technologies, Inc. (the “Company”) approved the first annual equity incentive grants under the Company’s 2021 Equity Incentive Plan (the “Plan”).  The Committee granted 64,386 restricted stock units (“RSUs”) and 64,385 performance stock units (“PSUs”) to Dr. Aaron Rollins; 21,156 RSUs and 21,155 PSUs to Ron Zelhof and 18,396 RSUs and 18,396 PSUs to Dennis Dean.

The RSUs granted to each of Dr. Rollins, Mr. Zelhof and Mr. Dean will vest one-third annually over the first three anniversaries of January 1, 2022, subject to continued employment on such vesting dates.  In the event of a qualifying termination of Dr. Rollins, all his unvested RSUs will accelerate and vest in full as of the date of such termination.  In the event of a qualifying termination of Mr. Zelhof or Mr. Dean, all their unvested RSUs that would have vested during the twelve-month period following the executive’s termination of employment will vest as of the date of such termination.  A qualifying termination under the RSU Award Agreement includes the executive’s termination of employment by the Company without “cause”, by the executive for “good reason” (each such term as defined in the applicable employment agreement), or due to the executive’s death or disability.

The Board approved a new form of award agreement for PSUs (such award agreement, the “PSU Award Agreement”) under the Company’s Plan.  The PSU Award Agreement is based on the Company’s previous form of award agreement, but (i) under the PSU Award Agreement, PSUs vest at a percentage between 0 and 200% of target based on the Company’s performance over a three-year performance period, (ii) upon a qualifying termination of employment, the PSUs remain outstanding and eligible to vest on a pro-rated basis (based on the number of days during the performance period that the recipient was employed) based on the Company’s performance achievement as measured and determined at the end of the performance period, and (iii) upon a “change in control” (as defined in the Plan), all unvested PSUs will convert to time-based vesting restricted stock units at the greater of the target number of PSUs and the number of PSUs that would have vested based on actual performance determined as of the change in control, with all of such time-vesting restricted stock units then vesting at the end of the original performance period.

In addition, the Board adopted the performance goal applicable to the PSU awards granted on February 25, 2022, which is a relative total shareholder return goal measured against a select group of companies.

The foregoing description is qualified in its entirety by reference to the Plan previously filed and by reference to the Form of PSU Award Agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibit

10.1	Form of 2022 PSU Award Agreement

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AirSculpt Technologies, Inc.

Date: March 3, 2022	By:	/s/ Dennis Dean
Dennis Dean Chief Financial Officer